Exhibit 99.1

The Home Depot Announces Agreement to Acquire SRS Distribution, a

Leading Specialty Trade Distributor Across Multiple Verticals;

Expands Offering and Capabilities for Pro Customers;

Increases Total Addressable Pro Market by Approximately $50 Billion

ATLANTA, MARCH 28, 2024 -- The Home Depot®, the world's largest home improvement retailer, has entered into a definitive agreement to acquire SRS Distribution Inc. (“SRS"), a leading residential specialty trade distribution company across several verticals serving the professional roofer, landscaper and pool contractor.

SRS will accelerate The Home Depot’s growth with the residential professional customer. SRS complements The Home Depot’s capabilities and will enable the company to better serve complex project purchase occasions with the renovator/remodeler, while also establishing The Home Depot as a leading specialty trade distributor across multiple verticals.

With this acquisition, The Home Depot now believes its total addressable market is approximately $1 trillion, an increase of approximately $50 billion.

“SRS is an industry leader with a proven track record of profitable growth across verticals,” said Ted Decker, chair, president, and CEO. “SRS’s ability to build leadership positions in each of its trade verticals while generating significant revenue growth is a testament to its strong vision, leadership, culture and execution. SRS has built a robust and successful platform that will accelerate our growth with the residential professional customer while presenting future opportunities with the specialty trade pro.”

Decker continued, “SRS’s branch network, coupled with The Home Depot’s 2,000+ U.S. stores and distribution centers, comprehensive product offering, and extensive pro brands, provides the residential pro customer with more fulfillment and service options than ever before. I look forward to welcoming the entire SRS team to The Home Depot and capturing the exciting opportunity ahead.”

SRS’s 2,500-plus professional sales force and 760-plus branch network across 47 states, together with its 4,000-plus truck fleet and jobsite delivery capabilities, will enable The Home Depot to extend its offering to residential specialty trade pros while better serving renovator/remodelers.

“Our team is thrilled to join The Home Depot,” said Dan Tinker, SRS’s president and CEO. “We are looking forward to combining our differentiated assets and capabilities, including our extensive branch network, experienced sales team, robust trade credit offering, and order management system, geared at serving the complex project purchase occasion, with The Home Depot’s competitive advantages. We believe this will enable us to better serve pros and continue growing in our large and highly fragmented market.”

Tinker, as well as his senior leadership team, will continue to lead SRS. Tinker and team will work closely with The Home Depot to deliver the best value proposition for all pro customers.

Financial Overview

Under the terms of the merger agreement, a subsidiary of The Home Depot will acquire SRS for a total enterprise value (including net debt) of approximately $18.25 billion. The closing of the acquisition is subject to customary closing conditions, including regulatory approvals, and is expected to be completed by the end of fiscal 2024. The transaction is expected to be funded through cash on hand and debt.

"We plan to access the debt capital markets to raise incremental indebtedness in support of this acquisition. We expect the acquisition to create significant shareholder value over the long term," said Richard McPhail, executive vice president and CFO.

This transaction is expected to be dilutive to earnings-per-share (EPS) from a GAAP perspective due to amortization expense, but accretive from a cash EPS perspective in the first year, post-closing, excluding synergies.

The Company intends to maintain its current credit ratings.

Conference Call

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and a slide presentation that will be made available at 8:30 a.m. ET on its investor relations webpage at ir.homedepot.com/events-and-presentations. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

Advisors
J.P. Morgan Securities LLC served as exclusive financial advisor and Weil, Gotshal & Manges LLP served as legal counsel to The Home Depot in connection with the transaction.

About The Home Depot

The Home Depot is the world's largest home improvement specialty retailer. At the end of fiscal year 2023, the company operated a total of 2,335 retail stores in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The company employs approximately 465,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

About SRS Distribution
Founded in 2008 and headquartered in McKinney, Texas, SRS has grown to become one of the fastest growing building products distributors in the United States. Since the Company’s inception, it has established a differentiated growth strategy and entrepreneurial culture that is focused on serving customers, partnering with suppliers, and attracting the industry’s best talent. SRS currently operates under a family of distinct local brands encompassing more than 760 locations across 47 states. For more information, visit www.srsdistribution.com.

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Certain statements contained herein constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the proposed acquisition of SRS Distribution Inc., which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements (the “potential acquisition”); statements about the potential benefits of the potential acquisition; the anticipated timing of closing of the potential acquisition (including failure to obtain necessary regulatory approvals) and the possibility that the potential acquisition does not close; risks related to the ability to realize the anticipated benefits of the potential acquisition, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the potential acquisition making it more difficult to maintain business and operational relationships; negative effects of announcing the potential acquisition or the consummation of the potential acquisition on the market price of our common stock, credit ratings or operating results; significant costs associated with the potential acquisition; unknown liabilities; the risk of litigation and/or regulatory actions related to the potential acquisition; the demand for our products and services, including as a result of macroeconomic conditions; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of interconnected retail, store, supply chain and technology initiatives; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer credit; the impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, potential associates, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure, or demand for our products and services, such as international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, geopolitical conflicts, military conflicts, or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding environmental, social and governance matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; store openings and closures; guidance for fiscal 2024 and beyond; financial outlook; and the impact of acquired companies on our organization and the ability to recognize the anticipated benefits of any acquisitions.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A, "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 28, 2024 and also as may be described from time to time in future reports we file with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com